Exhibit 99.1
Workday Announces Fiscal 2024 First Quarter Financial Results

Fiscal First Quarter Total Revenues of $1.68 Billion, Up 17.4% Year Over Year
Subscription Revenues of $1.53 Billion, Up 20.1% Year Over Year
24-Month Subscription Revenue Backlog of $9.79 Billion, Up 22.9% Year Over Year
Total Subscription Revenue Backlog of $16.65 Billion, Up 31.6% Year Over Year

PLEASANTON, Calif., May 25, 2023 -- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2024 first quarter ended April 30, 2023.

Fiscal 2024 First Quarter Results

•Total revenues were $1.68 billion, an increase of 17.4% from the first quarter of fiscal 2023. Subscription revenues were $1.53 billion, an increase of 20.1% from the same period last year.
•Operating loss was $19.8 million, or negative 1.2% of revenues, compared to an operating loss of $72.8 million, or negative 5.1% of revenues, in the same period last year. Non-GAAP operating income for the first quarter was $395.9 million, or 23.5% of revenues, compared to a non-GAAP operating income of $288.6 million, or 20.1% of revenues, in the same period last year.1
•Basic and diluted net income per share was $0.00, compared to basic and diluted net loss per share of $0.41 in the first quarter of fiscal 2023. Non-GAAP basic and diluted net income per share was $1.32 and $1.31, respectively, compared to non-GAAP basic and diluted net income per share of $0.86 and $0.83, respectively, in the same period last year.2
•Operating cash flows were $277.3 million compared to $439.7 million in the prior year.
•Cash, cash equivalents, and marketable securities were $6.33 billion as of April 30, 2023.

Comments on the News

“Workday had a strong first quarter, underscoring the value proposition of the full Workday platform combined with our unique approach to artificial intelligence and machine learning,” said Aneel Bhusri, co-founder, co-CEO, and chair, Workday. “We’ve been delivering AI and ML capabilities for nearly a decade and approach its application with a heavy emphasis on being human-centric, using these capabilities to augment people and organizations to make them more productive, better informed, and to help them reduce business risk. We remain committed to innovation and infusing AI and ML across our entire product portfolio, while adhering to our core values, and expanding the value we bring to our global customer community.”

“Our continued global momentum illustrates how companies have come to rely on Workday as the intelligent digital backbone supporting their most critical assets: people and money,” said Carl Eschenbach, co-CEO, Workday. “As we look ahead, we will continue to innovate even faster, take an industry-first approach, and maintain a vibrant and engaged partner ecosystem, which will help us drive strong customer satisfaction in the markets in which we operate around the world.”

“We delivered a strong start to the year, driven by solid execution and durable demand across our solutions as companies continue their Finance and HR modernization journeys,” said Barbara Larson, chief financial officer, Workday. “Given these results, we are raising the low end of our fiscal 2024 subscription revenue guidance to a range of $6.550 billion to $6.575 billion, representing 18% growth over the prior fiscal year. We expect second-quarter subscription revenue to be $1.611 billion to $1.613 billion, also 18% growth. In addition, we are maintaining our fiscal 2024 non-GAAP operating margin guidance of 23%, as we drive a balance of both growth and margin expansion.”

Recent Highlights

•Workday announced the appointment of Zane Rowe to chief financial officer.
•The company announced continued momentum for Workday Financial Management with new customers including Halifax Hospital Medical Center, Prometeia SpA, GreenYellow, Northeastern University, and Tokio Marine Management (Australasia). Workday also announced new Workday Human Capital Management (HCM) customers including Dollar Tree, Johor Corporation, Equinor ASA, and McLane Company.
•Workday and Alight expanded their partnership to deliver an integrated payroll experience to customers.

•Workday made several AI and ML announcements, including semantic search for Workday Peakon Employee Voice to help make employee feedback more accessible using AI; Predictive Forecaster, a capability within Workday Adaptive Planning that creates ML-based forecasts with the ability to add additional regressors and data sets; Workday’s first set of ML APIs to enable Workday Extend customers to build extensions that leverage ML; and low-code/no-code development functionality within App Builder, enabling developers to create apps with Extend via a simple drag-and-drop user interface.
•Workday built on a decade-plus partnership with AWS to create a native integration from Workday Extend to AWS. With this integration, developers can easily and securely leverage AWS services in their Workday Extend applications. The integration is in early access, with general availability to follow later this year.
•Workday continued its sustainability commitments by joining Frontier, an advance market commitment to accelerate carbon removal.
•For the third consecutive year, Workday was named one of the World’s Most Ethical Companies® by Ethisphere, which recognizes companies with a commitment to advancing business integrity.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2024 first quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1Non-GAAP operating income and non-GAAP operating margin exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics are built with artificial intelligence and machine learning at the core to help organizations around the world embrace the future of work. Workday is used by more than 10,000 organizations around the world and across industries – from medium-sized businesses to more than 50% of the Fortune 500. For more information about Workday, visit workday.com.

© 2023 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” The Company has not provided a reconciliation of its forward outlook for non-GAAP operating margin with its forward-looking GAAP operating margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to quantify share-based compensation expense, which is excluded from our non-GAAP operating margin, as it requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s full-year fiscal 2024 subscription revenues and non-GAAP operating margin, second quarter subscription revenue, growth, innovation, customer satisfaction, opportunities, demand, strategy, and investments. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (ii) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (iii) the impact of recent macroeconomic events, including inflation and rising interest rates, on our business, as well as our customers, prospects, partners, and service providers; (iv) our ability to manage our growth effectively; (v) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vi) the development of the market for enterprise cloud applications and services; (vii) acceptance of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as the acceptance of any underlying technology such as machine learning and artificial intelligence; (viii) our ability to implement our plans, objectives, and other expectations with respect to any of our acquired companies; (ix) adverse changes in general economic or market conditions; (x) the regulatory, economic, and political risks associated with our domestic and international operations; (xi) the regulatory risks related to new and evolving technologies such as machine learning and artificial intelligence; (xii) delays or reductions in information technology spending; and (xiii) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the fiscal quarter ended April 30, 2023, and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,443,651	$1,886,311
Marketable securities	4,885,310	4,235,083
Trade and other receivables, net	1,089,286	1,570,086
Deferred costs	191,966	191,054
Prepaid expenses and other current assets	262,880	225,690
Total current assets	7,873,093	8,108,224
Property and equipment, net	1,218,117	1,201,254
Operating lease right-of-use assets	254,659	249,278
Deferred costs, noncurrent	405,983	420,988
Acquisition-related intangible assets, net	284,261	305,465
Goodwill	2,840,044	2,840,044
Other assets	376,639	360,985
Total assets	$13,252,796	$13,486,238
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$113,263	$153,751
Accrued expenses and other current liabilities	227,495	260,131
Accrued compensation	380,773	563,548
Unearned revenue	3,227,550	3,559,393
Operating lease liabilities	95,008	91,343
Total current liabilities	4,044,089	4,628,166
Debt, noncurrent	2,976,889	2,975,934
Unearned revenue, noncurrent	62,200	74,540
Operating lease liabilities, noncurrent	183,015	181,799
Other liabilities	44,740	40,231
Total liabilities	7,310,933	7,900,670
Stockholders’ equity:
Common stock	261	259
Additional paid-in capital	9,195,197	8,828,639
Treasury stock	(185,047)	(185,047)
Accumulated other comprehensive income (loss)	42,650	53,051
Accumulated deficit	(3,111,198)	(3,111,334)
Total stockholders’ equity	5,941,863	5,585,568
Total liabilities and stockholders’ equity	$13,252,796	$13,486,238

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Revenues:
Subscription services	$1,527,909	$1,272,076
Professional services	156,403	162,581
Total revenues	1,684,312	1,434,657
Costs and expenses (1):
Costs of subscription services	239,027	232,922
Costs of professional services	178,417	169,899
Product development	600,457	541,509
Sales and marketing	518,637	429,301
General and administrative	167,574	133,869
Total costs and expenses	1,704,112	1,507,500
Operating income (loss)	(19,800)	(72,843)
Other income (expense), net	26,709	(20,163)
Income (loss) before provision for (benefit from) income taxes	6,909	(93,006)
Provision for (benefit from) income taxes	6,773	9,167
Net income (loss)	$136	$(102,173)
Net income (loss) per share, basic	$0.00	$(0.41)
Net income (loss) per share, diluted	$0.00	$(0.41)
Weighted-average shares used to compute net income (loss) per share, basic	258,820	251,743
Weighted-average shares used to compute net income (loss) per share, diluted	261,371	251,743

(1) Costs and expenses include share-based compensation expenses as follows:
	Three Months Ended April 30,
	2023	2022
Costs of subscription services	$29,262	$26,230
Costs of professional services	30,040	27,584
Product development	169,934	153,304
Sales and marketing	80,123	59,169
General and administrative	60,101	45,219
Total share-based compensation expenses	$369,460	$311,506

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$136	$(102,173)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	70,441	89,846
Share-based compensation expenses	369,460	311,506
Amortization of deferred costs	48,888	39,427
Non-cash lease expense	23,874	22,048
(Gains) losses on investments	8,141	8,080
Other	(37,588)	709
Changes in operating assets and liabilities:
Trade and other receivables, net	473,315	462,964
Deferred costs	(34,795)	(41,729)
Prepaid expenses and other assets	(18,812)	(23,997)
Accounts payable	(58,310)	6,910
Accrued expenses and other liabilities	(223,314)	(30,873)
Unearned revenue	(344,120)	(303,001)
Net cash provided by (used in) operating activities	277,316	439,717
Cash flows from investing activities:
Purchases of marketable securities	(1,887,890)	(2,010,619)
Maturities of marketable securities	1,231,829	601,475
Sales of marketable securities	22,183	5,130
Owned real estate projects	(322)	(20)
Capital expenditures, excluding owned real estate projects	(58,776)	(58,750)
Purchase of other intangible assets	(9,500)	—
Purchases of non-marketable equity and other investments	(10,500)	(15,023)
Sales and maturities of non-marketable equity and other investments	—	7,066
Net cash provided by (used in) investing activities	(712,976)	(1,470,741)
Cash flows from financing activities:
Proceeds from issuance of debt, net of debt discount	—	2,978,077
Repayments and extinguishment of debt	—	(693,953)
Payments for debt issuance costs	—	(7,220)
Proceeds from issuance of common stock from employee equity plans, net of taxes paid for shares withheld	(2,900)	990
Other	(260)	(192)
Net cash provided by (used in) financing activities	(3,160)	2,277,702
Effect of exchange rate changes	(129)	(685)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(438,949)	1,245,993
Cash, cash equivalents, and restricted cash at the beginning of period	1,895,240	1,540,745
Cash, cash equivalents, and restricted cash at the end of period	$1,456,291	$2,786,738

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended April 30, 2023
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$239,027	$(29,262)	$(15,672)	$—	$194,093
Costs of professional services	178,417	(30,040)	(3,015)	—	145,362
Product development	600,457	(169,934)	(11,257)	—	419,266
Sales and marketing	518,637	(80,123)	(13,749)	—	424,765
General and administrative	167,574	(60,101)	(2,591)	—	104,882
Operating income (loss)	(19,800)	369,460	46,284	—	395,944
Operating margin	(1.2)%	21.9%	2.8%	—%	23.5%
Other income (expense), net	26,709	—	—	—	26,709
Income (loss) before provision for (benefit from) income taxes	6,909	369,460	46,284	—	422,653
Provision for (benefit from) income taxes	6,773	—	—	73,531	80,304
Net income (loss)	$136	$369,460	$46,284	$(73,531)	$342,349
Net income (loss) per share, basic (1)	$0.00	$1.43	$0.18	$(0.29)	$1.32
Net income (loss) per share, diluted (1)	$0.00	$1.41	$0.18	$(0.28)	$1.31
(1)GAAP and non-GAAP net income per share are both calculated based upon 258,820 basic and 261,371 diluted weighted-average shares of common stock.
(2)Other operating expenses include employer payroll tax-related items on employee stock transactions of $25.1 million and amortization of acquisition-related intangible assets of $21.2 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2024, the non-GAAP tax rate is 19%.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended April 30, 2022
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$232,922	$(26,230)	$(16,326)	$—	$190,366
Costs of professional services	169,899	(27,584)	(3,899)	—	138,416
Product development	541,509	(153,304)	(13,011)	—	375,194
Sales and marketing	429,301	(59,169)	(14,046)	—	356,086
General and administrative	133,869	(45,219)	(2,613)	—	86,037
Operating income (loss)	(72,843)	311,506	49,895	—	288,558
Operating margin	(5.1)%	21.7%	3.5%	—%	20.1%
Other income (expense), net	(20,163)	—	—	—	(20,163)
Income (loss) before provision for (benefit from) income taxes	(93,006)	311,506	49,895	—	268,395
Provision for (benefit from) income taxes	9,167	—	—	41,828	50,995
Net income (loss)	$(102,173)	$311,506	$49,895	$(41,828)	$217,400
Net income (loss) per share, basic (1)	$(0.41)	$1.24	$0.20	$(0.17)	$0.86
Net income (loss) per share, diluted (1)	$(0.41)	$1.24	$0.20	$(0.20)	$0.83
(1)GAAP net loss per share is calculated based upon 251,743 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 251,743 basic and 263,473 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $1.3 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include employer payroll tax-related items on employee stock transactions of $28.3 million and amortization of acquisition-related intangible assets of $21.6 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023, the non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.03 from the conversion of GAAP diluted net loss per share to non-GAAP diluted net income per share.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) per share. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) and non-GAAP operating margin differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and income tax effects.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.
•Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Although we exclude the amortization of acquisition-related intangible assets from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2024 and 2023, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

The use of non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) per share measures have certain limitations as they do not reflect all items of expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

For further information: Investor Relations Contact: Justin Furby, ir@workday.com; Media Contact: Sion Rogers, media@workday.com